SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Senetek PLC

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL GENERAL MEETING

SENETEK PLC

(the “Company”)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held on December 12, 2006 at the offices of the Company’s counsel, Baker & McKenzie LLP, 1114 Sixth Avenue, New York, New York, at 10:00 a.m. Eastern Standard Time, for the purpose of considering and, if thought fit, passing the following resolutions:

1.	To re-elect Rodger Bogardus as a Director;

2.	To re-elect Kerry Dukes as a Director;

3.	To approve adoption of the Senetek Equity Plan;

4.	To receive the Company’s annual accounts for the financial year ended December 31, 2005 together with the last directors’ report and auditors’ report on those accounts, and to approve the last directors’ remuneration report;

5.	To appoint Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2006 at a remuneration to be determined by the directors;

and to transact such other business as may properly come before the Annual General Meeting and any adjournments and postponements thereof.

NOTICE OF EXTRAORDINARY GENERAL MEETING

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of the Company will be held on December 12, 2006 at the offices of the Company’s counsel, Baker & McKenzie LLP, 1114 Sixth Avenue, New York, New York, at 10:30 a.m. Eastern Standard Time (or at such later time as the Annual General Meeting shall have been concluded) in order to receive and consider the Company’s report of steps taken to address the circumstance of the Company’s net assets being half or less of called-up share capital.

By order of the Board of Directors

WILLIAM O’KELLY

William O’Kelly

Secretary

The Company’s principal executive offices are located at 831 Latour Court, Napa, California 94558 and the telephone number at that address is (707) 226-3900. The registered office of Senetek PLC is at Sceptre Court, 40 Tower Hill, London, EC3N 4DX, England. A copy of the Company’s Annual Report and Form 10-K for the year ended December 31, 2005, which contains audited consolidated financial statements and other information, accompanies this Notice and the enclosed Proxy Statement.

A holder of Ordinary shares of the Company entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll, to vote in his or her stead. A proxy need not be a holder of Ordinary shares.

November 3, 2006

SENETEK PLC

Principal Executive Office

831 Latour Court, Napa, California 94558

United States of America

Tel: 707-226-3900 Fax: 707-226-3999

Registered Office

Sceptre Court, 40 Tower Hill, London, EC3N 4DX,

England, United Kingdom

Tel: 44-207-423-8000 Fax: 44-207-423-8001

Proxy Statement

Annual General Meeting of Shareholders

Extraordinary General Meeting of Shareholders

This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England (“Senetek” or the “Company”), in connection with the solicitation by the board of directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual General Meeting of Shareholders and at any and all adjournments or postponements of such meeting, to be held at the offices of the Company’s counsel, Baker & McKenzie LLP, 1114 Sixth Avenue, New York, New York, on December 12, 2006 at 10:00 a.m. Eastern Standard Time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting (the “Annual Meeting”). This Proxy Statement also relates to the Extraordinary General Meeting to be held at the same location on December 12, 2006 at 10:30 a.m. Eastern Standard Time or such later time as the Annual General Meeting shall have concluded. The sole purpose of the Extraordinary General Meeting is to receive and consider the Company’s report of steps taken to address the circumstance of the Company’s net assets being half or less of called-up share capital.

The Company anticipates mailing this Proxy Statement and related forms of proxy, along with a copy of the Company’s Annual Report on Form 10-K to its shareholders on or about November 10, 2006.

Record Date and Voting

At the close of business on November 1, 2006 (the “record date”), the Company had outstanding 60,960,624 Ordinary shares, nominal value 5p (the “Ordinary shares”), of which 60,596,373 were held in the name of The Bank of New York as depositary (the “Depositary”), which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares which, in turn, each represent one Ordinary share.

Each registered holder of Ordinary shares present in person at the Annual Meeting is entitled to one vote on a show of hands. Each registered holder of Ordinary shares present in person or by proxy at the Annual Meeting shall, upon a poll, have one vote for each Ordinary share held by such holder.

Proxy cards from registered holders of Ordinary shares must be received not less than forty-eight hours before the time for holding the Annual Meeting. Proxies duly executed by registered holders of Ordinary shares will be voted in accordance with the instructions given or, if no instruction is given, will be voted in accordance with the recommendations of the Board of Directors described herein on each proposal set forth in the Notice of Annual General Meeting and in the discretion of the proxies on any other proposals properly brought before the Annual Meeting. Delivery of a proxy shall not preclude a holder of Ordinary shares from revoking such proxy by delivery of a later dated proxy or from attending and voting at the Annual Meeting or any adjournment thereof.

ADR holders are not entitled to vote directly at the Annual Meeting but a Deposit Agreement exists between The Bank of New York as Depositary and the holders of ADRs pursuant to which registered holders of ADRs as of the record date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the

Ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in its name in accordance with the instructions of the ADR holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary shares represented are to be voted, by marking a vote “FOR”, “AGAINST” or “ABSTAIN”, the Depositary will vote the Ordinary shares represented by the instruction card in accordance with the recommendations of the Board of Directors described herein on each proposal set forth in the Notice of Annual General Meeting and will give the Company’s proxies authority to vote in their discretion on any other proposals properly brought before the Annual Meeting. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on December 7, 2006 (the “Instruction Date”). Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at The Bank of New York, 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on the Instruction Date, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked. The Depositary will vote Ordinary shares represented by ADRs as to which instructions have not been received from the registered holders by the close of business on the Instruction Date in the same proportions, as to each proposal set forth in the Notice of Annual General Meeting, as those Ordinary shares as to which instructions have been so received.

A minimum of two registered holders of Ordinary shares or their proxies must be present at the Meeting to constitute a quorum for the transaction of business.

The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares and ADRs as of the record date will be borne by the Company. The solicitation of proxies will be made by use of the mails and may also be made by telephone, telegraph or personally by certain directors, officers and regular employees of the Company who will receive no extra compensation for those services. Although no precise estimate can be given at this time, the Company anticipates that it will spend approximately $20,000 in connection with the preparation of proxy materials and solicitation of proxies (including fees to be paid to Georgeson Shareholder Communications as described below).

The Company has retained Georgeson Shareholder Communications, a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for shares and ADRs and to perform other related services, for which Georgeson is to receive a fee estimated at $10,000 together with reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson will distribute proxy materials to beneficial owners and solicit proxies by a variety of methods, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of the Company’s Ordinary shares and ADRs.

All five proposals described in the Notice of Annual General Meeting are ordinary resolutions. Any other resolutions presented at the Annual Meeting would be special resolutions. The approval of an ordinary resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in the votes cast and will have no effect on any resolution voted on at the Annual Meeting. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange. The Company believes that Proposal Three in the Notice of Annual General Meeting is a matter upon which instructions of beneficial holders are required in order for brokers to vote.

Shareholder Proposals

The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the United States Securities and Exchange Commission (“SEC”), and any applicable English or U.S. state laws. In order for a proposal by a shareholder so complying to be included in the proxy statement relating to the Annual General Meeting of Shareholders to be held in 2007, that proposal must be received in writing by the Secretary of the Company at the Company’s principal executive office no later than July 24, 2007.

Under the UK Companies Act, in order for a shareholder proposal to be presented at the Annual Meeting, such proposal must have been requisitioned either by shareholders representing 5% of the votes of all members having a right to vote at the Annual Meeting or by at least 100 shareholders. Such proposal must have been signed by all requisitionists and submitted to the registered office of the Company prior to the date of the notice of the Annual Meeting. Notwithstanding these requirements, the Articles of Association of the Company permit a resolution to be proposed for the election of a director if notice in writing is given to the Secretary of the Company not more than 28 days and not less than 7 days before the date of the Annual Meeting, signed by a shareholder and attaching a written notice signed by the candidate expressing his or her willingness to be elected. In addition, if the Company was not notified prior to October 8, 2006 of a proposal to be brought before the 2006 Annual Meeting by a member, then proxies held by the Board may be voted in its discretion on such proposal even though it is not discussed in the proxy statement for the Annual Meeting. The Company was not notified of any such proposal.

PROPOSALS ONE AND TWO

ELECTION OF DIRECTORS

The Company currently has four directors (the “Directors”).

The Articles of Association of the Company provide that one-third of the Directors (not including Managing Directors, Executive Directors, or those appointed by the Board of Directors since the last Annual General Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third, shall retire by rotation at the dissolution of each Annual General Meeting based on the length of time in office as calculated from each Director’s last election or appointment. Of the current Directors, one is an Executive Director and two were appointed by the Board of Directors since the last Annual Meeting, leaving only one Director subject to this rule, namely Anthony Williams. Because one-third of one is less than one, no Director will retire by rotation at the Annual Meeting.

The Articles of Association of the Company also provide that any Director who has been appointed since the last Annual General Meeting is also required to retire. A retiring Director is eligible for re-election.

Directors Rodger Bogardus and Kerry Dukes were appointed by the Board of Directors subsequent to the last Annual General Meeting and so retire and are nominated by the Board for re-election at the Annual Meeting.

Vote Required

Adoption of Proposals One and Two to re-elect Rodger Bogardus and Kerry Dukes, respectively, as Directors, each requires the affirmative vote of a majority of the holders of Ordinary shares voting in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendations

The Board of Directors recommends that the shareholders vote “FOR” the re-election of each of Rodger Bogardus and Kerry Dukes to serve as Directors of the Company.

Board of Directors’ Nominees and Continuing Directors

The following table provides information concerning Rodger Bogardus, Kerry Dukes and the continuing Directors.

Name	Position with Company	Director Since	Age
Frank J. Massino	Chairman of the Board of Directors and Chief Executive Officer	1998	58
Anthony Williams	Vice Chairman of the Board of Directors	2003	60
Rodger Bogardus	Director	2006	65
Kerry Dukes	Director	2006	44

Nominees

Rodger Bogardus was appointed a Director in May 2006. Mr. Bogardus is Chief Executive Officer and founder of Ingredia Resources LLC, Basking Ridge, New Jersey, a privately held company that consults in designing, developing and marketing functional ingredients for use in topically applied personal care products. Prior thereto, Mr. Bogardus was Vice President and Category Head, Research and Development, of Glaxosmithkline, a global healthcare company, with responsibility for denture care brands, from July 2001 to July 2002, and Senior Vice President, Research & Technology, of Block Drug Company, a national chain drug company, from January 1999 to June 2001, when Block Drug was acquired by Glaxosmithkline. From 1992 through 1998 Mr. Bogardus was Senior Vice President, Global Research and Development Group, of Mary Kay, Inc., a direct selling cosmetics company; from 1986 through 1992 he was Director, European Technology Center, of Colgate-Palmolive Company, a global personal care products company; and prior thereto he held responsible product research and development positions with Richardson-Vicks, Inc., a subsidiary of Procter & Gamble Company, S.C. Johnson & Son, Inc. and The Gillette Company, all global personal care products companies. Mr. Bogardus holds a B.S. degree in Chemistry from Milliken University.

Kerry Dukes also was appointed a Director in May 2006. Mr. Dukes is Chief Executive Officer and co-founder of Ardour Capital Investments LLC, a registered investment banking and securities broker-dealer firm in New York City. Mr. Dukes has more than 20 years experience in the investment banking and securities businesses and has served on the Boards of Directors of public companies, including Commonwealth Associates Growth Fund and Food Integrated Resources. Prior to Ardour Capital Investments, Mr. Dukes served as Director, Senior Managing Partner and Head of Global Activities of BlueStone Capital Partners, a registered securities broker-dealer and investment bank, from 1995 to 2001, and as Chief Operating Officer and Managing Director of Commonwealth Associates Growth Fund from 1988 to 1995. Mr. Dukes attended the State University of New York.

Mr. Bogardus and Mr. Dukes were appointed Directors to replace Mr. Rani Aliahmad and Mr. Michael Khoury, who resigned as Directors on March 31, 2006. Mr. Aliahmad and Mr. Khoury had been appointed as Directors by the Board of Directors at the request of the holders of Senetek’s Senior Secured Notes under a provision in our 1999 Securities Purchase Agreement granting the Note holders a right at any time to designate two Directors who are “independent” within the meaning of the federal securities laws and related NASDAQ Stock Market provisions and whose qualifications are reasonably satisfactory to Senetek’s Board, which the Note holders so requested in April 2005. Mr. Aliahmad and Mr. Khoury subsequently were nominated by the Board for election by the shareholders at the 2005 Annual General Meeting, as required by the same provision in the Securities Purchase Agreement, and were duly elected by the shareholders for three-year terms. Mr. Aliahmad and Mr. Khoury resigned as Directors on March 31, 2006, the Closing Date of the Note Prepayment Agreement between the Company and the holders of the Notes, when the Securities Purchase Agreement terminated and the Notes were paid and cancelled. See “Certain Relationships and Related Transactions.”

Continuing Directors

Frank Massino became Chief Executive Officer of Senetek in November 1998 and became Chairman of the Board of Directors in 1999. Prior to that, Mr. Massino served as President of Carme Cosmeceutical Sciences, Inc., a wholly-owned subsidiary of Senetek, from 1997 through 1998. Mr. Massino holds a degree in Finance and Chemistry from the University of Illinois and is a graduate of the Marketing Management Program of the Columbia Executive Program at Columbia University and the Management of Managers Program of the Graduate School of Business Administration at the University of Michigan.

Anthony Williams was appointed a Director in February 2003 and was re-elected by shareholders at the Annual General Meeting in December 2003. Mr. Williams was appointed Vice Chairman of the Board of Directors in October 2003. Mr. Williams is a partner of Baker & McKenzie LLP, a global law firm headquartered in Chicago. Until September 2005, Mr. Williams was a partner at Coudert Brothers LLP, a New York City-based international law firm, and previously served as Chairman of the Executive Committee and as Administrative Partner of that firm, responsible for worldwide operations. Mr. Williams had been affiliated with Coudert Brothers LLP from 1973 though September 2005, first as an associate and then as a partner. Mr. Williams sits on the board of directors of the following private entities: RAG American Coal Holdings, Inc., DBT America Inc., Trautman Wasserman & Company Inc., IE Holdings, Ltd., Brook Capital Corporation, Plymouth Holdings Limited, River Ventures, Inc., Fenn Wright & Manson and the German American Chamber of Commerce. Mr. Williams received an A.B. in Government and Economics from Harvard University and a Juris Doctor from New York University School of Law. He is admitted to the Bars of the United States Supreme Court, the State of New York and the State of California. In September 2006, Coudert Brothers LLP filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court.

BOARD MEETINGS, COMMITTEES AND COMPENSATION

Meetings

The Board of Directors met eight times during 2005. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2005. The Board of Directors has met nine times during 2006 to date. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2006 to date.

Committees

The Board of Directors has four chartered committees—a Compensation Committee, an Audit Committee, a Nominating Committee and a Corporate Governance Committee. As a result of resignations from the Board of Directors during 2005 and 2006, none of the seats on such Committees was filled from March 2005 through April 2006 and these Committees’ functions were performed by the full Board of Directors. The Compensation and Audit Committees were duly constituted on May 23, 2006 when Mr. Bogardus and Mr. Dukes were appointed Directors, but the functions of the Nominating Committee have continued to be discharged by the full Board because the small size of the Board makes it practicable for it to perform this role. For the same reason, the Corporate Governance Committee also has not been re-constituted to date. The functions of the Committees and the membership of the Compensation and Audit Committees are set forth below:

Compensation Committee—The Compensation Committee is comprised of Kerry Dukes, Chairman, and Rodger Bogardus and Anthony Williams, Members. The Compensation Committee reviews and fixes the salary and other compensation of the Chief Executive Officer and the other executive officers of the Company, including administering the Senetek Equity Plan described in Proposal Three below. The Compensation Committee met twice during 2006. The Board of Directors has determined that Mr. Dukes and Mr. Bogardus are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and that they and Mr. Williams all are “independent” within the meaning of the Rules of the NASDAQ Stock Market. The Board of Directors has determined that Mr. Williams is not an “outside director” for purposes of Section 162(m) or a “non-employee director” for purposes of Rule 16b-3 because he is a partner of a law firm that provides legal services to the Company, but that his appointment to the Committee was in the best interests of the shareholders because all of the other members were newly appointed and would benefit from the historical background provided by Mr. Williams’ experience as a Director and Vice Chairman of the Board.

Audit Committee—The Audit Committee is comprised of Kerry Dukes, Chairman, and Rodger Bogardus, Member. The duties of the Audit Committee consist of, among other things, selecting the Company’s independent certified public accountants, approving the services and fees of the independent certified public accountants, assessing the Company’s financial reporting process and internal controls, reviewing the independence of the Company’s certified public accountants, and monitoring lines of communication between Directors, financial management and the independent accountants. The Audit Committee did not meet in 2005 as all seats on the Committee were vacant. The Audit Committee has met one time to date in 2006. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of the Rules of the NASDAQ Stock Market and SEC Rule 10A-3 and that Mr. Dukes is an “audit committee financial expert” by reason, among other things, of his experience as chief executive officer of a registered securities investment banking and broker-dealer firm and as an investment banker involved in over 20 registered public offerings of securities.

Nominating Committee—All of the seats on the Nominating Committee are currently vacant and the functions of the Committee are performed by the full Board. The duties of the Nominating Committee consist, among other things, of identifying individuals qualified to become Board members, selecting, or recommending to the Board, the Director nominees for the next Annual General Meeting, selecting, or recommending to the

Board, Director candidates to fill any vacancies on the Board, and receiving proposals for Director nominees from beneficial holders of the Company’s Ordinary shares. A copy of the Nominating Committee’s charter is available on the Company’s website at www.senetekplc.com. Of those Director nominees (other than executive officers and Directors standing for re-election) appearing on the Board of Directors’ proxy card for the Annual Meeting, Mr. Bogardus’ nomination was recommended by the chief executive officer of the Company and Mr. Dukes’ nomination was recommended by a non-management Director.

Corporate Governance Committee—All of the seats on the Corporate Governance Committee are presently vacant and the functions of the Committee are performed by the full Board. The duties of the Committee consist, among other things, of administering the Company’s Code of Business Conduct, applicable to all of its officers, employees, Directors and consultants, developing and administering corporate governance guidelines, policies and principles applicable to the Company, developing and implementing a legal compliance program for the Company’s officers, employees and Directors, and evaluating and monitoring the effectiveness of and compliance with these programs.

Board Compensation

Beginning in 2003, non-employee Directors received a quarterly $2,500 cash stipend. During 2004, the Company established a Deferred Compensation Plan that allowed non-employee Directors to receive their directors’ stipend in stock and executive officers, including employee Directors, to receive 10% of their base salaries in stock. The Plan was discontinued effective December 31, 2004 and beginning in 2005 directors began to receive their quarterly Board stipends in cash, as previously was the case. The stock accrued under the Plan was issued in early 2005. 203,614 Ordinary shares that had been credited to the accounts of Directors were issued, including 71,029 shares to Mr. Massino, 26,182 shares to Mr. Williams and an aggregate of 106,393 shares to four Directors who retired in or prior to April 2005. The number of shares of stock that were issued under the Deferred Compensation Plan was calculated quarterly by dividing the notional amount of the quarterly stipend or base salary that was deferred by the average trading price of the Company’s ADRs on the NASDAQ Smallcap Market (through November 10, 2004) and the NASD’s OTC Electronic Bulletin Board (after November 10, 2004 through December 31, 2004).

Prior to 2005, new non-management Directors typically were granted a stock option to purchase 150,000 Ordinary shares at the time of joining the Board, although there was no established requirement of any such initial stock option grant or periodic subsequent stock option grants for non-management Directors. Mr. Williams, at the time of joining the Board in February 2003, was granted an option for 150,000 shares at an exercise price equal to the closing price of the Company’s shares on the date of grant. Additionally, in December 2003 Mr. Williams was granted an option for 100,000 shares at an exercise price equal to the closing price of the Company’s shares on the date of grant, upon his appointment as Vice Chairman of the Board of Directors. Messrs. Aliahmad and Khoury did not receive stock option grants during their tenures as non-management Directors. See “Certain Relationships and Related Transactions” below. On June 6, 2006, Mr. Williams, Mr. Bogardus and Mr. Dukes were granted options for 200,000 shares, 100,000 shares and 100,000 shares, respectively, at an exercise price equal to the closing price of the Company’s shares on the date of grant (i.e., $0.26), each such grant being subject to satisfaction of certain performance objectives. See “Executive Compensation—Stock Option Plans—Option Grants in Current Fiscal Year” below.

CORPORATE GOVERNANCE

Independent Directors

The Board has determined that the following Directors of the Company (constituting a majority of all Directors) are “independent” within the meaning of the listing standards of the NASDAQ Stock Market: Mr. Bogardus, Mr. Dukes and Mr. Williams.

Communication with Directors

Individuals may submit communications to the Board or to the non-employee Directors individually or as a group by sending the communications in writing to the attention of the Secretary of the Company at Senetek PLC, 831 Latour Court, Napa, CA 94558. All communications that relate to matters that are within the scope of responsibilities of the Board and the Committees will be forwarded to the appropriate Directors.

Director Nomination Process

The Nominating Committee or full Board periodically reviews the requisite skills and characteristics of Directors as well as the composition of the Board as a whole. It makes an assessment of the suitability of candidates for election to the Board, taking into account business experience, independence and character. The Board, at this time, does not believe it is necessary or appropriate to adopt specific, minimum objective criteria for Director nominees. Shareholders may propose nominees for Board membership by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to Senetek PLC, Attention: Secretary, at 831 Latour Court, Napa, CA 94558. Shareholders who wish to nominate candidates for election to the Board at the next Annual General Meeting of shareholders must adhere to the dates and follow the procedures outlined in “Shareholder Proposals,” above. The Nominating Committee or full Board will consider Director candidates submitted by shareholders using the same criteria that it uses to select Director recommendations submitted by others.

Board Meetings and Executive Sessions

Directors are expected to attend each Board meeting, whether in person or by telephone. Management provides all Directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, Directors are expected to arrive at each Board and Committee meeting having reviewed the materials for the meeting. The Board regularly meets in executive sessions with only independent Directors present.

Code of Ethics

The Company has adopted a code of ethics that applies to its chief executive officer and senior financial officers, in addition to its Code of Business Conduct, which applies to all employees, Directors and consultants. This code of ethics can be found in the Company’s Code of Business Conduct which is available on the Company’s website at www.senetekplc.com. In the event of any amendment to, or waiver from, the code of ethics, the Company will publicly disclose the amendment or waiver by posting the information on its website.

EXECUTIVE OFFICERS

Frank J. Massino, Chairman and Chief Executive Officer (see above).

William O’Kelly, age 52, has been Chief Financial Officer of the Company since April 2006 and Secretary of the Company since August 2006. From July 2005 until April 2006 Mr. O’Kelly was a financial consultant to Netopia, Inc,, a manufacturer and distributor of broadband customer premises equipment, remote management software and broadband services. From July 2001 to July 2005 he was Chief Financial Officer and Secretary of Agentis Software, an application development software company which he co-founded, and from April 1998 to July 2001 he was Vice President-Finance and Treasurer of Informix Software, a database software company with revenues in excess of $1 billion. Prior to that he was Chief Financial Officer of Chemical Supplier Technology, an on-site manufacturer of high purity chemicals for silicon wafer and chip fabrication factories, from February 1996 to April 1998, and Corporate Controller of Air Liquide America Corporation, an industrial gas manufacturing subsidiary with revenues in excess of $1 billion, from August 1993 to February 1996. For 16 years prior to that he performed audit and tax services with the accounting firm of Ernst & Young. Mr. O’Kelly is a certified public accountant and holds a BS degree in Accounting from the University of Florida.

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of Senetek’s outstanding Ordinary shares as of November 1, 2006 by: (i) all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Ordinary shares, (ii) each of the Company’s Directors who beneficially owns such shares; (iii) the Company’s Chief Executive Officer; (iv) the Company’s other executive officers; and (v) all executive officers and Directors of Senetek as a group, in each case based solely on information provided to Senetek by such beneficial owners. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company’s Directors and executive officers is that of Senetek’s principal executive office, 831 Latour Court, Napa, California 94558.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Class (1)
5% Beneficial Owners

None

Executive Officers and Directors

Frank J. Massino	2,094,276	(2)	3.12%
Rodger Bogardus	0	(2)	*
Kerry Dukes	105,000	(2)(3)	*
William O’Kelly	15,000	(2)	*
Anthony Williams	501,182	(2)	*
All Directors and Executive Officers a group (5 persons)	2,590,292		3.86%

*	Less than one percent
(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes the following number of shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of October 19, 2006: Mr. Massino: 1,850,000 ; Mr. Williams: 250,000. Excludes 2006 option grants subject to satisfaction of certain performance objectives as follows: Mr. Massino: 1,200,000; Mr. Bogardus: 100,000, Mr. Dukes: 100,000; Mr. O’Kelly: 200,000; and Mr. Williams: 200,000. See “Stock Option Plans—Option Grants in Current Fiscal Year” below,
(3)	Includes 100,000 Ordinary shares purchasable upon exercise of a warrant issued to Ardour Capital Partners, LLC, of which Mr. Dukes is Chief Executive Officer and controlling shareholder. The warrant was issued on September 4, 2003 in consideration of financial advisory services performed by Ardour Capital Partners pursuant to agreements dated January 2 and February 20, 2003 and March 20, 2002 between the Company and Ardour Capital Partners, LLC. (the “Financial Advisory Agreement”. See “Certain Relationships and Related Transactions.”

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Senetek’s Directors, executive officers and any persons holding more than 10% of the Company’s equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. To the Company’s knowledge, based solely on materials provided and representations made to the Company, for the fiscal year ended December 31, 2005, all reports required by Section 16(a) were filed on a timely basis except as follows: Mr. Williams was late in reporting eight acquisition transactions (one in April 2005, two in August 2005, one in September 2005 and four in November 2005). Mr. Massino was late in reporting two acquisition transactions (one in April 2005 and one in December 2005). Mr. Andreas Tobler and Dr. Franklin Pass, former Directors of the Company, were late in reporting one acquisition transaction each in April 2005. Messrs. Brad Holsworth and Wade Nichols, former executive officers of the Company, were late in reporting one acquisition transaction each in April 2005. Each of the late filings for acquisitions in April 2005 related to receipt of shares from the Company’s two deferred compensation plans in connection with their termination in December 2004. Mr. Massino’s late filing in December 2005 resulted from a financial printer’s failure to file electronically his Form 4 which was timely submitted to it for filing. All of the late Form 4 filings have been made and, to the Company’s knowledge, all reports required by Section 16(a) during 2006 to date were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anthony Williams, a Director of the Company, has been a partner of the law firm of Baker & McKenzie LLP since September 2005 and prior to that was a partner of the law firm of Coudert Brothers LLP, which law firms have rendered legal services to the Company. Legal fees paid to Baker & McKenzie and Coudert Brothers in 2005 aggregated $518,000 and in 2006 through September 30 aggregated $448,913.

In August 2004 the Company entered into a consulting agreement with Rodger Bogardus for his services in connection with pre-clinical and clinical testing of compounds being evaluated by the Company for commercialization as new dermatological active ingredients. During 2005, the Company paid Mr. Bogardus $24,000 in connection with such services. No payments were made pursuant thereto in 2006 or are expected to be made in the future.

In 2003 the Company entered into a financial advisory agreement (the “Advisory Agreement”) with Ardour Capital Partners, LLC, of which Kerry Dukes is Chief Executive Officer and a controlling shareholder, providing for compensation in connection with investment banking services to be rendered related to various potential financial transactions, and the issuance of warrants in connection with the consummation of certain of such transactions. Ardour Capital Partners was paid fees of $26,000 during 2005. No payments were made pursuant thereto in 2006 or are expected to be made in the future. In September 2003 Ardour Capital Partners was issued a five year warrant to purchase 160,000 Ordinary shares at a warrant exercise price equal to 165% of the closing bid price of the Company’s ADR’s on September 3, 2003, or $0.62, in consideration of financial advisory services rendered by Ardour Capital Partners.

Prior to 2005, new non-management Directors typically were granted a stock option to purchase 150,000 Ordinary shares at the time of joining the Board, although there was no established requirement of any such initial stock option grant. On March 31, 2006, the Company entered into an agreement (the “Note Prepayment Agreement”) with the holders of its outstanding senior secured notes and its Series A, B and D Warrants, pursuant to which the Company pre-paid the notes, cancelled the warrants and terminated a 1999 Securities Purchase Agreement under which they were issued. In connection therewith, Mr. Rani Aliahmad and Mr. Michael Khoury, who had been appointed to the Board of Directors in April 2005 and thereafter were included in the Company’s slate for re-election by shareholders at the 2005 Annual General Meeting pursuant to a provision in the Securities Purchase Agreement permitting the noteholders to designate two Director nominees, resigned from the Board of Directors. Inasmuch as Mr. Aliahmad and Mr. Khoury had not been granted stock options in connection with their service on the Board, as it had been the Company’s custom to do, in connection with their resignations the Company paid to each of them $20,000, approximately the Black-Scholes value of three-year stock options to purchase 150,000 Ordinary shares of the Company. In addition, the Company entered into agreements to indemnify them against any liabilities or costs of defense arising out of their Board of Directors service to the fullest extent permitted by law, as the Company in any case would have been required to do by the Company’s Articles of Association.

See also “Executive Compensation—Employment Contracts” for a description of certain relationships with employees of the Company and “Board Meetings, Committees and Compensation—Board Compensation” for a description of compensation paid to our non-employee Board members.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Company’s present and certain former executive officers.

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation		All Other Compensation
		Salary	Bonus	Options (1)
Frank Massino Chairman and Chief Executive Officer	2005 2004 2003	$319,000 319,000 319,000	$100,000 — —	— —		$59,943 24,847 24,847	(2)(7) (2)(7) (2)(7)

Stewart Slade Vice President European Operations Acting Principal Finance Officer and Company Secretary	2005 2004 2003	— 51,492 122,580	— — —	— — —		125,618 109,797 9,133	(3) (3) (3)

Wade Nichols Executive Vice President, Corporate Development and General Counsel	2005 2004 2003	56,077 243,000 173,459				158,948 7,200 50,400	(4)(7) (4) (4)

William F. O’Kelly Chief Financial Officer							(6)

Brad Holsworth Chief Financial Officer	2005 2004 2003	120,961 185,000 150,455		— 25,000	(5)	22,051 6,000 2,000	(5)(7) (5)(7) (5)(7)

(1)	Options entitle the grantee to purchase Ordinary shares from Senetek. There is no public trading market for our Ordinary shares, although there is a trading market in the United States for American Depositary Shares representing one Ordinary share each. Any conversion from Ordinary Shares into American Depositary Shares, evidenced by American Depositary Receipts, entails the grantee paying UK Inland Stamp Duty Reserve Tax at 1.5% on the deemed market value or, in certain cases, on the exercise price, of the shares so converted to the Inland Revenue, and a present fee of either $0.03 or $0.02 per Ordinary share converted into an American Depositary Share, to The Bank of New York, the US Depositary for such conversion. See “Employment Contracts, Termination of Employment and Change of Control Provisions.”
(2)	Car allowance of $1,000 per month and car expense reimbursement. In 2005, paid out $47,943 for 280 hours of accrued but unused vacation.
(3)	Employment terminated April 30, 2004. Other compensation in 2004 includes payment for accrued but unused vacation and consulting fees for Mr. Slade of $109,797 in 2004 and $125,618 in 2005.
(4)	Employment terminated March 31, 2005. Other compensation reflects consulting fees of $45,000 in 2003 prior to Mr. Nichols becoming an employee, car allowance of $600 per month during his employment from April 2003 through March 2005, and consulting fees of $31,850 in 2005 and payment of accumulated but unused vacation of 228 hours. See “Employment Contracts, Termination of Employment and Change of Control Provisions,”
(5)	Employment terminated in September 2005. Other compensation reflects consulting fees of $16,000 in 2003 prior to Mr. Holsworth becoming an employee, and car allowance of $500 per month during his employment from March 2003 through September 2005 and payment of accumulated, but unused vacation time of 157 hours. See “Employment Contracts, Termination of Employment and Change of Control Provisions”.
(6)	Mr. O’Kelly became Chief Financial Officer in April 2006 at a base salary of $190,000.
(7)

In February 2004, the Company established a Deferred Compensation Plan that allowed employees, including employee Directors, to receive 10% of their semi-monthly base salary in stock to be issued following the end of the year or upon the employee’s departure from the Company. This Deferred Compensation Plan was terminated at the end of 2004 due to tax law changes affecting deferred compensation plans, and in April 2005 the following numbers of shares were issued to persons who were then executive officers of the Company: Mr. Massino: 71,039; Mr. Holsworth: 41,198; and Mr. Nichols: 54,114. The amounts for 2004 under the heading “Annual Compensation—Salary” have not been reduced to reflect these executive officers’ deferral of 10% of base salary, and no amount is included under the heading “All Other Compensation” to reflect the issuance of these shares.

Employment Contracts, Termination of Employment and Change of Control Provisions

The Company has an employment agreement dated November 1, 1998 with Mr. Massino, as amended effective June 30, 2000, October 31, 2002 and January 1, 2003. The agreement as amended and restated effective January 1, 2003, which was approved by the Compensation Committee, provides for a perpetual three-year term and an annual salary of $319,000 per annum subject to discretionary increases by the Board of Directors from time to time. The contract also provides for an automobile allowance of $1,000 per month and reimbursement of related automobile operating expenses. Under the agreement, Mr. Massino is entitled to an annual bonus, to be determined by the Compensation Committee, and is eligible to participate in the Company’s management bonus plan, if any. On April 6, 2006, the Board of Directors increased Mr. Massino’s base salary by 6.7% to $340,000 and awarded Mr. Massino an annual bonus for 2005 of $100,000, to be accrued by the Company in 2005, which is included in the Compensation Table above. Under the terms of the employment agreement, in the event that Mr. Massino’s employment is terminated by the Company (other than for “permanent disability” or “cause”, as such terms are defined in the agreement) or by Mr. Massino for “good reason” (as defined in the agreement), Mr. Massino would become entitled to a lump sum payment equal to the product of multiplying his base salary (and a deemed bonus, if any, as determined in accordance with the agreement) by three (i.e., the number of years remaining under the “evergreen” provisions of his employment agreement). Further, in such circumstance, all unvested and/or unexercisable options granted under the Company’s former stock option plans held by Mr. Massino would become immediately vested and exercisable. The agreement also provides for payment of three years worth of additional compensation upon consummation of certain changes of control (as defined below), provided that the Company would not be required, on a change of control, to pay Mr. Massino any amounts that would constitute an “excess parachute payment” under the Internal Revenue Code. For purposes of the employment agreement with Mr. Massino, a “change of control” would include, among other events set forth in that agreement, (i) a sale, lease or transfer of all or substantially all of the Company’s assets, (ii) the adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company, (iii) a merger or consolidation of the Company or any subsidiary thereof, following which shareholders of the Company immediately prior to such event hold less than 50% of the voting power of the surviving or resulting corporation, (iv) an acquisition by an individual or group of more than 50% of the voting securities of the Company, and (v) a change in the Board of Directors that results in less than a majority of the Board being comprised of directors that have served on the Board of Directors for at least 12 months or who were approved by a majority of the Board at the time of their election or appointment.

The Company had an employment agreement with Mr. Nichols with an effective term commencing March 1, 2003 and ending February 28, 2005. The agreement provided for salary of $243,000 per annum and an automobile allowance of $600 per month. Under the agreement, Mr. Nichols was eligible to participate in the Company’s management bonus plan and management was required to recommend that Mr. Nichols be issued options to purchase 150,000 Ordinary shares under the Company’s former stock option plan. On March 23, 2005 the Company and Mr. Nichols entered into an agreement pursuant to which his employment with the Company terminated effective as of March 31, 2005. This termination agreement provided for, inter alia, continuation of Mr. Nichols’ salary (at its current rate) for a period of five months following his departure and for reimbursement of certain relocation costs in the amount of $7,000. In connection with entering into this termination agreement Mr. Nichols’ agreed to surrender his claim for the award of options on 150,000 shares that had been provided for in his employment agreement.

Effective April 1, 2005, the Company entered into a consulting agreement with Mr. Nichols pursuant to which Mr. Nichols agreed to perform services within the areas of his expertise as former General Counsel and

Head of Corporate Development of the Company, as and if requested by the Company, for a fee of $200 per hour for work performed at his locale or $1,000 per day for work requiring long-distance travel. The agreement is terminable by either party on thirty days notice.

The Company had an employment agreement with Mr. Holsworth with an effective term commencing March 1, 2003 and ending April 30, 2005. The agreement provided for salary of $185,000 per annum and an automobile allowance of $500 per month. Under the agreement, Mr. Holsworth was eligible to participate in the Company’s management bonus plan and management was required to recommend that Mr. Holsworth be issued options to purchase 175,000 Ordinary shares under the Company’s former stock option plan. Mr. Holsworth subsequently agreed to surrender his claim for an award of these options in exchange for the payment of one week’s salary.

Stock Option Plans

The Company had two stock option plans, approved by shareholders at the Annual General Meeting in 1985 and amended with shareholder approval in 1999. The No. 1 Plan provided for the grant of stock options to employees, including employee Directors, and the No. 2 Plan provided for the grant of stock options to non-employee Directors and consultants. In both cases, the exercise price of these options could not be less than the fair market value of an American Depositary Share representing one Ordinary shares on the date of grant, options had a term of not more than seven years from the date of grant, and options generally became exercisable in 25% incremements over the first four years following the date of grant, assuming the optionee remained an employee, Director or consultant, as the case might be. No options were granted under either plan during 2005, and both plans expired by their terms in December 2005, though such expiration did not affect options theretofore granted and outstanding, which will remain outstanding according to their terms. As at October 19, 2006, there remain outstanding 3,130,000 options to purchase shares under these expired plans at a weighted average exercise price $1.07 per share.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information as to 2005 year-end values of options held by persons named in the Summary Compensation Table granted in prior periods pursuant to stock option plans of the Company that expired by their terms in December 2005. No options were granted to or exercised by any such person during 2005.

	Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-Ended 2005		Value of Unexercised In the-Money Option at Fiscal Year-End 2005
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank J. Massino	—	—	2,750,000	—	—	—

Pursuant to the Company’s Articles of Association and applicable law, the Board of Directors is authorized to grant stock options and other equity-based incentive compensation either pursuant to a plan adopted by the Board of Directors or outside of such a plan, without shareholder action. The Board of Directors, after due consideration of the reports and recommendations of independent compensation experts, in May 2006 determined that it was in the Company’s interest to adopt a new plan providing for a broad range of equity-based incentive compensation vehicles, in order to attract and retain high caliber executives and Directors and maximize their motivation to increase shareholder value. Accordingly, the Board of Directors on May 23, 2006 adopted the Senetek Equity Plan described in Proposal Three below (the “Equity Plan”), and on June 6, 2006 the Compensation Committee granted non-qualified stock options pursuant to the Equity Plan to Directors, executive officers and employees to purchase an aggregate of 1,900,000 Ordinary shares, each having a term of seven years, at an exercise price equal to the closing bid price of the Company’s ADR’s on the grant date, $0.26 per share, and on August 1, 2006 the Board granted non-qualified stock options pursuant to the Equity Plan to certain additional employees to purchase an aggregate of 25,000 Ordinary shares at an exercise price equal to the closing bid price of the Company’s ADR’s on the grant date, $0.24. The following table sets forth information with respect to these stock option grants:

OPTION GRANTS IN CURRENT FISCAL YEAR

(a)	(b)	(c)	(d)	(e)	(f)
Name	No. of Shares Underlying Options Granted (1)	% of Total Options Granted in Fiscal Yr.	Exercise Price/Share (1)	Expiration Date	Grant Date Value
Frank J. Massino	1,200,000	62%	$0.26	June 5, 2013	$209,000
William O’Kelly	200,000	10%	$0.26	June 5, 2013	$35,000
Rodger Bogardus	100,000	5%	$0.26	June 5, 2013	$17,000
Kerry Dukes	100,000	5%	$0.26	June 5, 2013	$17,000
Anthony Williams	200,000	10%	$0.26	June 5, 2013	$35,000
All executive officers as a group (2)	1,400,000	72%	$0.26	June 5, 2013	$244,000
All non-executive Directors as a group (3)	400,000	21%	$0.26	June 5, 2013	$69,000
All non-executive officer employees as a group (6)	125,000	7%	$0.24	June 5–July 31, 2013	$20,000

(1)	As of October 19, 2006, the aggregate market value of the 1,925,000 Ordinary shares underlying the above stock options, based upon the closing bid price of the Company’s ADR’s, was below the aggregate exercise price of such stock options payable to the Company upon exercise.

By their terms such stock options are to vest, assuming the grantee’s continuation as a Director or employee, as the case may be, 25% with respect to calendar year 2006 (but not until the expiration of six months from the date of grant), 25% as to calendar year 2007, 25% as to calendar year 2008 and 25% with respect to calendar year 2009, but, in order to more fully align grantees’ interests with those of the shareholders, the Compensation Committee in making such grants required that such 25% tranches would become exercisable only if either the “market price objective” or the “net operating income objective” described below is achieved during, or with respect to, the calendar year in which vesting is scheduled:

Calendar Year	Market Price Objective (1)	Net Operating Income Objective (2)
2006	$0.50	$1,200,000
2007	$0.70	$2,040,000
2008	$0.98	$2,356,000
2009	$1.37	$2,697,000

(1)	The Market Price Objective is achieved only if the average closing bid price during 60 consecutive trading days averages at least the amount indicated.
(2)	Net Operating Income is defined as the Company’s Operating Income as presented in its audited consolidated financial statements for the calendar year, plus any operating expenses incurred in that calendar year to evaluate or effect either (i) a “corporate migration” such that the publicly-traded securities of the Company are those of a United States legal entity or (ii) a repurchase of publicly-held outstanding securities of the Company.

If neither performance objective is achieved during, or with respect to, a specified calendar year, the 25% tranche for that year does not become exercisable but becomes subject to achievement of the performance objectives applicable to the next calendar year, together with the 25% tranche for that calendar year, and similarly for those tranches if they do not become exercisable, provided that the 25% tranche applicable to calendar year 2009, and any earlier tranches that have been carried over to that year, will lapse and become non-exercisable if neither the market price objective nor the net operating income objective for 2009 is achieved.

See Proposal Three, Approval of Senetek Equity Plan, for information concerning the terms of the Equity Plan and the tax consequences to the Company and recipients of issuances and exercises of awards made thereunder.

Compensation Committee Interlocks and Insider Participation

None of the individuals who served as members of the Compensation Committee at any time during 2005 or to date in 2006 are currently or were formerly officers or employees of Senetek or any of its subsidiaries. No executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company or as a member of the Company’s Compensation Committee. Coudert Brothers LLP and Baker & McKenzie LLP, law firms of which Mr. Williams is or was a partner, were retained by the Company in 2005 and 2006 to perform legal services, for which they were paid.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Company’s compensation policy is administered by the Compensation Committee.

Currently the Company and its subsidiaries have 9 employees, including 2 non-executive employees based in Denmark focused on research and development. The Company’s compensation program is designed to complement the Company’s short and long term business strategy by attracting and retaining key executives critical to the Company’s success and establishing appropriate incentives for such executives, including the Company’s Chief Executive Officer, to build the Company’s business and enhance the Company’s profitability. To achieve this, the Compensation Committee is developing a compensation program intended to maintain the total compensation of covered executives at a level roughly in the second quartile of compensation paid by companies in businesses similar to the Company’s with which the Company must compete for executive talent, including a cash and equity incentive compensation program that will motivate continual improvement in the Company’s financial and business results. Adoption of the Equity Plan and the grants of non-qualified stock options described under “Stock Option Plans—Option Grants in Current Fiscal Year” are elements of that compensation program.

The Company’s Chief Executive Officer historically has had a relatively long term employment agreement, and, prior to Mr. Bogardus and Mr. Dukes joinging the Committee, in order to assure continuity of senior management the Compensation Committee approved an amendment to Mr. Massino’s employment agreement when it was reviewed in late 2002 which provided for a perpetual three-year term. That executive employment agreement also provides for consideration by the Compensation Committee of discretionary cash bonuses, but the agreement has no provisions assuring any bonus or any increases in fixed compensation during the term of the agreement. In its most recent review of Mr. Massino’s performance, during April 2006, the Board of Directors (Mr. Massino abstaining) concluded that his development of the Company’s new patented compound, Zeatin, to the point of commercialization, his successful negotiation of a license for that compound which assures the Company of a strong and guaranteed minimum royalty base through 2010, the significant increase during 2005 in the Company’s new technology pipeline, and the significant reduction in operating expense that resulted from his programs to close or down-size Company facilities and reduce administrative personnel reductions, merited a 6.7% increase in Mr. Massino’s base salary effective January 2006 and a cash bonus for performance during 2005 in the amount of $100,000, or 32% of 2005 base salary, such bonus to be fully accrued against 2006 results of operations.

KERRY DUKES

RODGER BOGARDUS

ANTHONY WILLIAMS

Compensation Committee

October 23, 2006

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, including the selection of the Company’s independent certified public accountants and the approval of services and fees provided by the independent certified public accountants. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Board reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2005 with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it discussed with the auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

KERRY DUKES

RODGER BOGARDUS

Audit Committee

October 23, 2006

PROPOSAL THREE

APPROVAL OF SENETEK EQUITY PLAN

Although not required by the Company’s Articles of Association or applicable law, in adopting the Senetek Equity Plan the Board of Directors mandated that it be submitted for shareholder approval within 12 months after its initial adoption by the Board. If shareholder approval is not received, stock options previously granted under the Equity Plan will remain outstanding according to their terms, but the Board of Directors will not grant any further stock options or other equity-based incentive compensation under the Equity Plan. Please see “Executive Compensation—Stock Option Plans—Option Grants in Current Fiscal Year” for a discussion of grants made under the Equity Plan since its inception in 2006.

Description of the Plan

The following is a description of the material features of the Equity Plan. A copy of the Equity Plan as currently in effect is annexed to this Proxy Statement as Exhibit A.

Persons Eligible to Participate. Participation in the Equity Plan is limited to members of the Board of Directors of Senetek PLC, full-time employees of Senetek PLC or its subsidiaries, including executive and other officers, and bona fide consultants to the Company, in each case who are selected by the Administrator of the Plan for participation therein. Currently, there are two executive officers, six other officers and employees, three non-employee Directors, and no consultants who are participants in the Equity Plan. It is not possible to determine at this time the amounts that will be received by or allocated to any such class of participants in the future, but the Table “Option Grants in Current Fiscal Year” under “Executive Compensation—Stock Option Plans” above gives information concerning stock options granted to each such class of participant during the current fiscal year, including the title and amount of securities underlying such options, the prices, expiration dates and other material conditions upon which the options may be exercised, the consideration to be received by the Company upon exercise of such options, and the market value of the securities underlying such options.

Shares Subject to the Plan. The securities underlying stock options and other equity-based incentive awards such as restricted stock under the Equity Plan (“grants”) are the Company’s Ordinary shares (and securities into which the Ordinary shares might be converted by reason of a recapitalization, reorganization, scheme of arrangement or the like). The maximum number of Ordinary shares which may be issued upon exercise of grants is 5,000,000, which figure was selected by the Board of Directors because it was approximately the number of Ordinary shares reserved for future grants under the Company’s former, shareholder-approved stock option plans as of the date they expired in December 2005. As did the expired plans, the Plan provides that if a grant expires or becomes unexercisable without having been exercised in full, the Ordinary shares underlying the expired or unexercisable portion return to the status of shares available for future grants.

Administration of the Plan. The Equity Plan is to be administered by the Board of Directors or a Committee of the Board comprised of two or more non-management Directors not less than a majority of whom are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and “independent” within the meaning of the rules of any securities exchange or stock market on which the Company’s securities may trade (which in the Company’s case is the NASDAQ Stock Market). Additionally, certain grants to persons who are not Directors or executive officers may be made by the Board or a Board committee not so comprised. The Compensation Committee currently is designated as Administrator. The Administrator has authority in its sole discretion to select from among the classes of eligible participants those individuals to receive grants, to determine the number of Ordinary shares to be covered by each grant and the exercise price, terms of vesting and any performance or other objective conditions upon vesting, to determine any vesting acceleration or waiver of forfeiture restrictions, to construe and interpret the terms of the Equity Plan and grants made thereunder, and to take all other actions necessary or advisable in connection with the operation of the Equity Plan, and all decisions of the Administrator are final and binding upon all grant recipients.

Limitations on Terms of Grant. Notwithstanding the above, under the terms of the Plan (i) only non-qualified stock options, and not incentive stock options qualified under Section 422 of the Internal Revenue Code, may be granted, (ii) no stock option shall have a term of more than ten years from the date of grant, (iii) the exercise price per share of stock options shall not be less than the fair market value per share on the date of grant (defined as the closing sale price if the shares are listed on an established stock exchange or national market system, the mean between the high bid and low asked prices if the shares are not so listed but are regularly quoted by a recognized securities dealer, or the fair market value as determined by the Administrator if the shares are not regularly quoted), and (iv) grants may be exercised only by the grantee and may not be sold, pledged or otherwise disposed of by the grantee, otherwise than in connection with the disability or death of the grantee.

Termination of Grantee. If a person who has received a grant ceases to be a Director, employee or consultant, as the case may be, other than by reason of disability or death, then, unless otherwise specified in the agreement setting forth the terms of the grant, any vested and otherwise exercisable portion of a grant may be exercised within three months following such termination and any unvested or otherwise non-exercisable portion of the grant shall automatically expire and cease to be exercisable. If a person who has received a grant ceases to be a Director, employee or consultant, as the case may be, by reason of disability or death, then, unless otherwise specified in the agreement setting forth the terms of the grant, any vested and otherwise exercisable portion of a grant may be exercised by the grantee or his or her legal representative within 12 months following such termination and any unvested or otherwise non-exercisable portion of the grant shall automatically expire and cease to be exercisable.

Term and Amendment. The Equity Plan is to expire on May 22, 2016, ten years from the date of its adoption by the Board of Directors, but expiration of the Equity Plan will not affect any grants made prior to expiration, which shall continue in effect according to their terms. The Equity Plan may at any time be wholly or partially amended, altered, suspended or terminated by the Board of Directors, whether or not such action would increase the cost of the Plan to the Company or alter the allocation of the benefits as between the classes of participants, but by the terms of the Plan any such action shall be submitted to shareholders for approval if required by applicable laws or the rules of any securities exchange or stock market on which the Company’s shares may at the time be traded.

Certain Tax Consequences of Grants and Exercises

The following describes the federal income tax consequences to the Company and the recipient of the issuance and exercise of grants under the Equity Plan.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the Senetek Equity Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local, foreign, estate or gift tax consequences of participation in the Senetek Equity Plan.

Nonqualified Stock Options. No taxable income is realized by a participant upon the grant of an NQSO having an exercise price not less than fair market value on the date of grant of the option. Upon exercise of such an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, Senetek generally will be entitled to a federal income tax deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date of the option exercise should be taxed as a long- or short-term capital gain, depending on the amount of time the shares have been held after exercise of the option, in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Restricted Stock. A participant will not recognize any income upon the receipt of unvested restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. Senetek is allowed a federal income tax deduction equal to the amount of ordinary income taxable to the participant as the result of the Section 83(b) election. If a Section 83(b) election is made, the participant will not be allowed a federal income tax deduction with respect to any shares later forfeited to Senetek as the result of the participant’s failure to satisfy vesting conditions applicable to the shares. If a Section 83(b) election is not made, the participant will generally recognize ordinary income on the date that the vesting conditions applicable to the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income as the result of the lapse of the vesting conditions, Senetek generally will be entitled to a federal income tax deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize long- or short-term capital gain or loss, depending on how long the shares have been held after the date of the Section 83(b) election or the date the vesting conditions lapse, in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Other Awards. In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the Senetek Equity Plan and Senetek will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

Vote Required

Adoption of Proposal Three requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Three is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” approval of the adoption of the Senetek Equity Plan.

PROPOSAL FOUR

ACCOUNTS AND REPORTS

The Board of Directors wishes to obtain from the shareholders their approval to receive the Company’s annual accounts for the financial year ended December 31, 2005 together with the last Directors’ report and Auditors’ report on those accounts, and to approve the last Directors’ remuneration report.

The Directors Remuneration Report Regulations (the “Regulations”) came into force in August 2002 and apply to companies incorporated in England whose equity capital is quoted on certain recognized stock exchanges. The Regulations require the Company to prepare a directors’ remuneration report. The report is approved by the Board of Directors and contains details of individual Directors’ remuneration packages and justification of any compensation packages given in the preceding year. It also sets out details of the Board’s consideration of Directors’ remuneration, the membership of the remuneration committee and a statement of the Company’s future policy on Directors’ pay as well as a Company performance graph. Certain parts of the report are auditable by the Company’s auditors.

The Regulations also require that an ordinary resolution approving the Directors’ Remuneration Report is put to the vote of the members of the Company at the Annual Meeting. The vote on the resolution is advisory only. No aspect of an individual Director’s entitlement to remuneration is conditional upon the resolutions being carried.

Vote Required

Adoption of Proposal Four requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADR’s.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Four is in the best interest of the Company and its shareholders and, accordingly, recommends a vote “FOR” the proposal, to allow the Board of Directors to receive the Company’s annual accounts for the financial year ended December 31, 2005 together with the last Directors’ report and Auditors’ report on those accounts, and to approve the last Directors’ remuneration report.

PROPOSAL FIVE

INDEPENDENT AUDITORS

The Board of Directors wishes to obtain from the shareholders their approval for the appointment of Macias Gini & Company LLP as the Company’s independent auditors with respect to its filings made with the SEC for the financial year ending December 31, 2006, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration. The Board of Directors also wishes to obtain from the shareholders their approval for the appointment of BDO Stoy Hayward, BDO Seidman, LLP’s member firm in the United Kingdom, as the Company’s independent auditors with respect to statutory filings required in the United Kingdom for the financial year ending December 31, 2006, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration. BDO Stoy Hayward was first appointed as auditors by the Directors in November 1998. Macias Gini & Company LLP was appointed by the Board in August 2005. Representatives of Macias Gini & Company LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. If the appointment of Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s auditors is approved, the Board intends to delegate the determination of the audit fees to the Audit Committee. If the appointment of Macias Gini & Company LLP and BDO Stoy Hayward is not approved by the shareholders, the adverse vote will be considered a directive to the Board of Directors and the Audit Committee to select other independent certified public accountants to serve as the Company’s auditors for the financial year ending December 31, 2006.

Aggregate fees billed by Macias Gini & Company LLP for 2005 and by the Company’s previous principal accountants, BDO Seidman, LLP, for 2004 in the United States, and by BDO Stoy Hayward (United Kingdom) for 2004 and 2005, were as follows:

Type of Service	2005	2004
Audit Fees (1)	$206,000	$202,000
Other Audit-Related Fees (2)	6,000	23,000
Tax Fees (3)	55,000	96,000

Total	$267,000	$321,000

(1)	Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
(2)	Other-Audit Related Services. Services for accounting consultations and special royalty audits.
(3)	Tax Fees: This category consists of fees for professional services rendered by Macias Gini, BDO Seidman and BDO Stoy Hayward for United States and United Kingdom tax compliance including tax return preparation, technical tax advice and tax planning.

The Audit Committee has established a policy governing Company management’s use of the Company’s auditors for non-audit services. Under the policy, management may use non-audit services of the auditors that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. In 2005, all fees identified above under the captions “Audit Fees”, “Other Audit-Related Fees” and “Tax Fees” that were billed by Macias Gini, BDO Seidman and BDO Stoy Hayward were approved by the Audit Committee or the full Board on its behalf. The Audit Committee determined that the rendering of other professional services for audit related matters, tax compliance and tax advice by BDO Seidman and BDO Stoy Hayward was compatible with maintaining their independence.

Vote Required

Adoption of Proposal Five requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Five is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the ratification of the appointment of Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s auditors for the financial year ending December 31, 2006 and the authorization of the Directors (acting through the Audit Committee) to fix their remuneration.

EXTRAORDINARY GENERAL MEETING

CONSIDERATION OF REPORT ON MAINTENANCE OF CAPITAL

Section 142 of the Companies Act 1985 provides that if the net assets of an English public company are half or less of its called-up share capital, the company shall convene an extraordinary general meeting for the purpose of considering whether any steps, and if so, what steps should be taken to deal with the situation.

The Company’s financial statements prepared in accordance with United Kingdom Accounting Standards (UK GAAP) for the year ended December 31, 2005, which were completed and approved by the Board of Directors on October 19, 2006, reflect net assets as of December 31, 2005 of negative $(4,356,000), which is less than half of the called-up share capital as of December 31, 2005 of $4,919,000 reflected on such financial statements. The Company’s financial statements prepared in accordance with applicable English accounting standards for the prior year reflected net assets as of December 31, 2004 of negative $(2,592,000), which also was less than half of the called-up share capital as of December 31, 2004 of $4,892,000, and the Company anticipates that although its net assets as of December 31, 2006 are expected to exceed those as of December 31, 2005, they will be less than half of its called up share capital as of that date, unless the Company undertakes an equity financing or a business combination.

The following is the report of the Board of Directors of steps taken and to be taken to deal with the Company’s net assets being less than half of called-up share capital.

Analysis of Financial Results

Until the year 2001, the Company incurred losses each year, principally reflecting expenses incurred to develop its patented erectile dysfunction and drug autoinjector technologies and the absence of significant revenue from other product sales and licensing. Actions taken by the Company to commercialize its patented Kinetin active ingredient for skin care and dermatological application and to discontinue non-core business and reduce administrative expense resulted in profits for 2001 and 2002, which increased its assets to negative $(661,000) as of December 31, 2002. The Company incurred a significant loss, however, in 2003, which reduced December 31, 2003 net assets to negative $(3,799,000), as determined in accordance with UK GAAP. This loss resulted primarily from one-time expenses, extraordinary non-cash accounting charges, and non-recurring reductions in royalty revenue all occurring in 2003. The Company made a small profit for the year ended December 31, 2004 of $183,000 and recorded additional capital from proceeds arising from the exercise of stock warrants amounting to $628,000 resulting in an improvement in Net Assets to negative $(2,592,000).

Steps Taken or To be Taken

Although the Company’s net assets as at December 31, 2005 are less than one half of the called up share capital, the Company believes that the circumstances and actions taken by the Company during 2005 and 2006, to date, continue to contribute to the long-term financial strength of the Company. Specifically, during 2005 and early 2006, the Company successfully licensed its erectile dysfunction technology to strong licensees for Europe and the United States and sold its drug autoinjector technology to a strong global purchaser, and these transactions have eliminated any further expense related to development of these technologies as well as giving the Company a participation in future profits from their commercialization. In addition, amendments to the Company’s principal license agreement, with Valeant Pharmaceuticals International, have assured the Company a strong royalty revenue base through 2010 with significant minimums, and the Company has significantly reduced its overall operating expense through the closing of its United Kingdom office, relocation of its United States headquarters facility to smaller premises, and personnel redundancies, while increasing its focused investment on new product development.

While an equity financing could increase the Company’s net assets to in excess of half of its called-up share capital, the Board of Directors has made the judgment that a financing at the currently depressed prices of the Company’s securities would not be in the shareholders’ best interest. The Company does, however, intend to hold itself ready for an equity financing as soon as its securities return to a fair valuation. Similarly, the Company does review potential candidates for business combinations, but to date has not identified a candidate that the Board of Directors believes would achieve long-term growth in shareholder value.

Absent an equity financing or business combination, the Company anticipates that its net assets as of year end 2006 will still be less than half of its called-up share capital, but expects that the steps described above will return the Company to in excess of a 1:2 ratio of net assets to called-up share capital during 2007, although no assurance can made in this regard.

PERFORMANCE GRAPH

The following graph reflects a comparison of the total cumulative return of the Company’s Ordinary shares (in ADR form) with the cumulative total return of the NASDAQ Health Services Stocks index and the NASDAQ (US and Foreign Companies) Stock Market index from December 31, 2000 through December 31, 2005. The comparisons in the table are required by the SEC and are not intended to represent a forecast or to provide any opinion regarding the possible future performance of the Company’s shares.

Return Performance for Years Ended December 31, 2000 to December 31, 2005.

(Base Year December 31, 2000)

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting or the Extraordinary General Meeting. If any other matters are presented properly for action at the Annual Meeting or the Extraordinary Meeting or at any postponement or adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders, insofar as such proxies are not limited to the contrary.

ANNUAL REPORT ON FORM 10-K

SHAREHOLDERS MAY OBTAIN ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2005 AS FILED WITH THE SEC WITHOUT CHARGE BY WRITING TO THE COMPANY AT 831 LATOUR COURT, NAPA, CALIFORNIA 94558, USA.

By Order of the Board of Directors

WILLIAM O’KELLY

William O’Kelly

Secretary

November 3, 2006

Exhibit A

SENETEK EQUITY PLAN

1. Purposes of the Plan. The purposes of this Senetek Equity Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Non-Qualified Stock Options. Incentive Stock Options may not be granted under the Plan. Stock Purchase Rights to acquire Restricted Stock may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Act” means the Companies Act 1985 as amended from time to time.

(b) “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(c) “ADS” means an American Depositary Share representing an American Depositary Receipt for one share of Common Stock.

(d) “Applicable Laws” means the requirements relating to the administration of stock option plans under any stock exchange or quotation system on which the Common Stock or ADSs are listed or quoted and the applicable laws of any country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means (i) a person acquiring or otherwise becoming beneficially entitled to forty percent (40%) or more of the Voting Rights (whether by private sale, takeover offer pursuant to section 428 of the Act, compromise or arrangement pursuant to section 425 of the Act or otherwise) or (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. Notwithstanding the foregoing, in no event shall a transaction (or series of related transactions) constitute a Change of Control if the primary purpose of such transaction(s) is to change the state of or foreign incorporation of the Company, as determined by the Board in its sole discretion.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(h) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the ordinary shares of 5p each in the capital of the Company.

(j) “Company” means Senetek PLC.

(k) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly or through his or her personal services company with the Company or any Parent or Subsidiary of the Company to render such services.

(l) “Director” means a member of the Board.

(m) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the

Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

(o) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock or ADSs are listed on any established stock exchange or a national market system, including, without limitation, The NASDAQ National Market or The NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock or ADS (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock or ADSs are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock or ADS on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Holder” means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator. Incentive Stock Options may not be granted under the Plan.

(r) “Independent Director” means a Director who is not an Employee of the Company.

(s) “Non-Qualified Stock Option” means an Option (or portion thereof) granted pursuant to this Plan.

(t) “Officer” means a person who is an officer of Senetek PLC within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(w) “Parent” means a parent company as defined in section 258 of the Act.

(x) “Plan” means this Senetek PLC Equity Incentive Plan.

(y) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 12 below.

(z) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(aa) “Section 16(b)” means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.

(bb) “Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

(cc) “Service Provider” means an Employee, Director or Consultant.

(dd) “Share” means a share of Common Stock as adjusted in accordance with Section 13 below.

(ee) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 12 below.

(ff) “Subsidiary” means a subsidiary company as defined in section 258 of the Act.

(gg) “Voting Rights” means the right to receive notice of, attend (in person or by proxy) and vote (in person or by proxy) on a poll at general meetings of the Company.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is five million (5,000,000) Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued Shares or outstanding Shares held in the Company’s treasury.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3.

4. Administration of the Plan.

(a) Administrator. Unless otherwise determined by the Board, a Committee of the Board shall administer the Plan and the Committee shall consist of two or more Independent Directors, not less than a majority of whom are “outside directors,” within the meaning of Section 162(m) of the Code, “non-employee directors” within the meaning of Rule 16b-3, and qualify as “independent” within the meaning of any applicable stock exchange listing requirements. Members of the Committee shall also satisfy any other legal requirements applicable to membership on the Committee, including requirements under the U.S. Sarbanes-Oxley Act of 2002 and other Applicable Laws. Notwithstanding the foregoing, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine (which need not be consistent among optionees or Options));

(vi) to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for U.S. federal and state or foreign tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5. Eligibility. Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. If otherwise eligible, a Service Provider who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6. Limitations.

(a) Each Option shall be designated by the Administrator in the Option Agreement as a Non-Qualified Stock Option.

(b) Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 16 of the Plan. No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

9. Option Exercise Price and Consideration.

(a) Except as provided in Section 13, the per share exercise price for the Shares to be issued upon exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided that no Share may be issued for an amount less than the nominal value of the Share.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator, and structured to comply with Applicable Laws, (4) with the consent of the Administrator, other Shares or ADSs which (x) in the case of Shares acquired from the Company or ADSs representing such Shares, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrender of the right to receive Shares otherwise then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options (or related ADSs) and an undertaking to pay (or procure that the broker pays) a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods.

10. Exercise of Option.

(a) Vesting; Fractional Exercises. Except as provided in Section 13, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

(b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or such other representative of the Company as the Administrator may designate for this purpose:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on Share or ADS certificates and issuing stop transfer notices to agents and registrars;

(iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv) In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The admission of such Shares or ADSs representing such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii) The completion of any registration or other qualification of such Shares or ADSs representing such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).

(d) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s disability, the Holder (or the Holder’s legal representative, if the Holder is legally incompetent) may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder (or his or her legal representative) does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s death. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g) Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(h) Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 20, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(i) Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

11. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, charged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

12. Stock Purchase Rights/Restricted Stock.

(a) Rights to Purchase. Stock Purchase Rights to acquire Restricted Stock may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b) Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason prior to the full vesting and lapse of all restrictions on such Restricted Shares. The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.

(c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

13. Adjustments upon Changes in Capitalization.

(a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), or any variation of the ordinary share capital of the Company by way of capitalization, reclassification, sub-division, rights-issue, bonus issue, consolidation or scheme, repurchase or reduction thereof, reorganization, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

(iii) the grant or exercise price or purchase price with respect to any Option or Stock Purchase Right.

(b) In the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

(iii) To provide that such Option, Stock Purchase Right or Restricted Stock be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and/or

(v) To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock purchase agreement.

(c) If the Company undergoes a Change of Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(c)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in a Change of Control, or affiliate of such corporation or entity, does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options, Stock Purchase Rights or Restricted Stock held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options, Stock Purchase Rights or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Options or Stock Purchase Rights terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options or Stock Purchase rights shall be terminated if not exercised prior to the closing of the Acquisition.

(d) Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any consolidation or scheme of arrangement of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the winding-up or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Shares subject to Memorandum and Articles of Association. Any Shares to be issued pursuant to the exercise of an Option or Stock Purchase Right will be allotted and issued pursuant to the Memorandum and Articles of Association of the Company.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

17. Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Stock Purchase Right, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

21. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the United Kingdom without regard to otherwise governing principles of conflicts of law and each party to this Plan shall submit to the exclusive jurisdiction of the English Courts.

SENETEK PLC

Instructions to The Bank of New York, as Depositary

(Must be received prior to the close of business on December 7, 2006)

The undersigned registered holder of American Depositary Receipts of Senetek PLC acknowledges receipt of a copy of the Annual Report and the Proxy Statement and hereby requests and instructs The Bank of New York, as Depositary, revoking any instructions previously given, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipts of Senetek PLC registered in the name of the undersigned on the books of the Depositary as of the close of business November 1, 2006, at the Annual General Meeting of the Shareholders of Senetek PLC to be held at the offices of Baker & McKenzie LLP, 1114 Sixth Avenue, New York, New York at 10:00 a.m. Eastern Standard Time, on December 12, 2006, and at any adjournment or postponement thereof, to appoint Mr. William O’Kelly and Ms. Corena Michnevich, and each of them, as proxies, each with full power of substitution, and to authorize them to represent and to vote all of the Deposited Securities represented by such Receipts, in the manner indicated on the reverse side of this voting instruction card, and in their discretion on such other matters as may properly be presented at the Meeting and any adjournment or postponement thereof of which the Company was not aware at least 45 days prior to the mailing of this proxy statement to shareholders.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE VOTING INSTRUCTION CARD IS PROPERLY EXECUTED, THE BANK OF NEW YORK, AS DEPOSITARY, WILL VOTE THE DEPOSITED SECURITIES AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THE DEPOSITED SECURITIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED ON THIS VOTING INSTRUCTION CARD AND FOR ITEMS 3 THROUGH 5 . THE DEPOSITED SECURITIES WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS, WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OF WHICH THE COMPANY WAS NOT AWARE AT LEAST 45 DAYS PRIOR TO THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THIS VOTING INSTRUCTION CARD AND FOR THE APPROVAL OF ITEMS 3, 4 AND 5.

NOTE:

Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the description of the matter or resolution on the voting instruction card.

SENETEK PLC

P.O. BOX 11296

NEW YORK, N.Y. 10203-0296

To change your address, please mark this box.    ☐    Address

To include any comments, please mark this box.    ☐    Comments

Please complete and date this voting instruction card on the reverse side and return it promptly in the accompanying envelope.

* DETACH VOTING INSTRUCTION CARD HERE *

☐ Mark, sign, date and return the voting instruction card promptly using the enclosed envelope.	☐ Votes must be indicated in black or blue ink.

		For	Against	Abstain
1.	To re-elect Rodger Bogardus as a Director.	☐	☐	☐

2.	To re-elect Kerry Dukes as a Director.	☐	☐	☐

3.	To approve the adoption of the Senetek Equity Plan	☐	☐	☐

4.	To receive Senetek Plc’s annual accounts for the financial year ended December 31, 2005 together with the last directors’ report and auditors’ report on those accounts, and to approve the last directors’ remuneration report	☐	☐	☐

5.	To appoint Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2006 at remuneration to be determined by the directors.	☐	☐	☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date	Share Owner sign here	Co-Owner sign here

___________

SENETEK PLC

Form of Proxy

This proxy is solicited on behalf of the Board of Directors

I/We

BLOCK CAPITALS

of

ADDRESS

Being (a) member(s) of the above named Company, acknowledge receipt of a copy of the Annual Report and the Proxy Statement and, revoking any proxy previously given, hereby appoint Mr. William O’Kelly and Ms. Corena Michnevich, and each of them, as proxies, each with full power of substitution, and hereby authorize each of them to represent and to vote, in the manner indicated on the reverse side of this proxy card, all of the Ordinary shares of Senetek PLC held of record by the undersigned at the Annual General Meeting to be held on December 12, 2006 at 10:00 a.m. local time at the offices of Baker & McKenzie LLP, 1114 Sixth Avenue, New York, New York and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED ON THIS PROXY CARD AND FOR ITEMS 3, 4 AND 5. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OF WHICH THE COMPANY WAS NOT AWARE AT LEAST 45 DAYS PRIOR TO THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THIS PROXY CARD AND FOR THE APPROVAL OF ITEMS 3, 4 AND 5.

Mark, sign, date and return the proxy card promptly using the enclosed envelope.

ORDINARY BUSINESS

		FOR	AGAINST	ABSTAIN
1	To re-elect Rodger Bogardus as a Director.	☐	☐	☐

2	To re-elect Kerry Dukes as a Director.	☐	☐	☐

3	To approve adoption of the Senetek Equity Plan	☐	☐	☐

4	To receive the Company’s annual accounts for the financial year ended December 31, 2005 together with the last director’s report and auditors’ report on those accounts, and to approve the last directors’ remuneration report.	☐	☐	☐

5	To appoint Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2006 at remuneration to be determined by the directors.	☐	☐	☐

Date                                                                              , 2006

NOTES:

1	Please indicate with an “X” in the appropriate space how you wish your votes to be cast.

2	In the case of a corporation this proxy must be under the Common Seal or under the hand of a duly authorized officer or attorney whose designation must be stated.

3	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order of which names stand in the Register of Members.

4	This proxy must reach the address of the Company’s registered office (a stamped addressed envelope is supplied) by not less than 48 hours before the Annual Meeting.

Please use black or blue ink, and write legibly in block capitals.